Exhibit 99

News Release

SILICON LABS ADDS ALF-EGIL BOGEN TO BOARD OF DIRECTORS

— Company Gains Semiconductor Industry Veteran with Deep Microcontroller, Corporate Marketing and Branding Expertise —

AUSTIN, Texas — Oct. 21, 2013 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today announced that Alf-Egil Bogen has been appointed to the company’s board of directors.

Mr. Bogen is a 20-year semiconductor veteran and one of the inventors of the highly successful AVR microcontroller. He is currently the chief executive officer and a member of the board of directors of Novelda AS, a privately held semiconductor company based in Norway specializing in nanoscale wireless low-power technology for ultra-high-resolution impulse radar.

Prior to Novelda, he was chief marketing officer of Energy Micro AS until it was acquired by Silicon Labs in July 2013.  Mr. Bogen also held various management positions during his 17 years at Atmel Corporation, including managing director of the AVR business unit as well as vice president of corporate marketing and chief marketing officer.  He began his career at Nordic VLSI in Norway. Mr. Bogen holds a Master of Science degree in electrical engineering and computer science from Norwegian University of Science and Technology and a Bachelor of Science degree in electrical and computing engineering from Trondheim University College.

“We are pleased to welcome Alf to our board of directors,” said Tyson Tuttle, CEO of Silicon Labs. “His expertise with microcontrollers, corporate marketing and branding will be extremely valuable to Silicon Labs as we continue to focus on driving high-quality revenue growth and market leadership.”

Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price volatility; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; product liability risks; inventory-related risks; risks associated with acquisitions and divestitures; difficulties managing international activities; difficulties managing our distributors, manufacturers and subcontractors; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; information technology risks; conflict mineral risks; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Deborah Stapleton, +1 650.470.4200, Deborah.stapleton@silabs.com

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